Exhibit 10.21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TEXT OMITTED FROM THIS EXHIBIT IS MARKED WITH [***]

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this “Agreement”) is entered into effective as of May 1, 2012, among IRX THERAPEUTICS, INC., a Delaware corporation (“IRX”) and IRX 2012 SENIOR NOTE INVESTORS, LLC, a Delaware limited liability company (“Investor Entity”).

WHEREAS:

A. Effective June 28, 2000, the UNIVERSITY OF SOUTH FLORIDA RESEARCH FOUNDATION, INC., a Florida corporation not for profit under Chapter 617, Florida Statutes, and a direct support organization of the University of South Florida (“Research Foundation”), and Immuno-Rx, Inc., a Florida corporation (the “Predecessor”), entered into four separate License Agreements pursuant to which Research Foundation licensed certain patent rights to the Predecessor (such agreements, as the same may be amended and as are in effect on the date hereof, the “License Agreements”).

B. IRX succeeded to the Predecessor’s rights and obligations under the License Agreements as a result of the migratory merger of Predecessor with and into IRX in August 2000.

C. Investor Entity is an entity organized and owned by investors who or which participated in IRX’s 2012 senior note and warrant financing (the “2012 Senior Loan Financing”) and purchased senior promissory notes of IRX (the “2012 Senior Notes”) in the 2012 Senior Loan Financing; and Investor Entity was organized for the specific purpose of entering into this Agreement.

D. As an inducement to the owners of the Investor Entity to participate in the 2012 Senior Loan Financing and to invest in IRX through the purchase of 2012 Senior Notes, and as a condition to and in consideration of such participation and purchase, IRX desires to enter into this Agreement providing for the payment of a royalty to the Investor Entity.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. If and at such time or times as IRX shall be obligated to pay to the Research Foundation Running Royalties in respect of a percentage of Gross Sales of the Licensed Product under and in accordance with the License Agreements, it shall be obligated to concurrently pay to the Investor Entity an amount (the “Investor Royalty Share”) equal to [***] percent ([***]%) of Gross Sales (as determined in accordance with the License Agreements) of Licensed Product made, used, leased or sold by or for IRX and its sublicensees, provided

(a) that if it is necessary for IRX acquire one or more royalty-bearing licenses from third parties in order to fully exercise the rights granted by Research Foundation under the License Agreements, or in the event that IRX shall sell or lease Combination Product(s) consisting of a Licensed Product and one or more additional active ingredients which must be purchased outright by IRX for use in the composition of such Combination Product, then in either such event, IRX shall be entitled to credit against the payment due to the Investor Entity under this Section 1 cumulative amounts equal to the royalties and/or the price actually paid to third parties on such account(s), up to a maximum of [***] percent ([***]%) of the amounts otherwise due to the Investor Entity under this Section 1; and further provided

(b) [***]

The Investor Royalty Share shall be paid by IRX [***].

2. IRX shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to the Investor Entity hereunder, and said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to the inspection of Investor Entity or its agents for the purpose of verifying IRX’s royalty statement or compliance in other respects with this Agreement.

3. IRX shall, concurrently with the furnishing of such reports as are provided to Research Foundation under Section 5.2 of the License Agreement, furnish copies thereof to the Investor Entity.

4. With each such report submitted, and concurrently with payment to Research Foundation of the royalties due and payable under the License Agreements accompanying such reports, as provided in Section 5.3 of the License Agreements, IRX shall pay to Investor Entity the royalties due and payable under this Agreement. If no royalties shall be due, IRX shall so report.

5. Royalty payments shall be paid in United States dollars in New York, New York. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarter reporting period to which such royalty payment relate.

6. The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at a [***] percent rate ([***]%) per annum rate. The payment of such interest shall not foreclose the Investor Entity from exercising any other rights it may have as a consequence of the lateness of the payment.

7. This Agreement shall be governed by the laws of the State of Delaware (U.S.A.), without giving effect to the principles of conflict of laws thereof and without regard to where the Agreement is executed or to be performed. The parties hereby submit to the personal jurisdiction of the state and federal courts located in New York City, New York (U.S.A.), and agree that any cause of action brought under or related to this Agreement by either Party shall be brought exclusively in the state or federal courts sitting in New York City, New York (U.S.A.).

8. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a hard copy is also sent by U.S. mail, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested) or sent by certified U.S. mail (return receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties in accordance with this paragraph).

9. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by any party without the prior written consent of the other parties.

10. It is understood by the parties that this Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, or waived unless in writing signed by the party or parties against whom enforcement of the amendment or modification is sought or, in the case of a waiver, by the party waiving compliance.

11. The Investor Entity acknowledges and agrees that this Agreement and the terms hereof are strictly confidential, and that it shall not voluntarily discuss, publicize or disseminate or cause to be discussed, publicized or disseminated any information relating to the terms, contents and execution of this Agreement; provided, however, the Investor Entity may disclose the foregoing for valid business purposes to its investors, counsel, accountants and other representatives with a need to know provided further that each recipient is apprised in advance of the confidential nature of such disclosure and such recipient’s obligation to maintain such confidentiality and that Investor Entity shall be responsible for any breach or violation of such confidentiality obligation by any such recipient.

12. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement.

[signatures follow]

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

IRX THERAPEUTICS, INC.

By:	/s/ John W. Hadden II
Name:	John W. Hadden II
Title:	President & CEO

Address and fax no. for notices:

140 West 57th Street, Suite 3D
New York, NY 10019
Fax: (212) 582-3659

IRX 2012 SENIOR NOTES, LLC

By:	/s/ Jeffrey Hwang
Name:	Jeffrey Hwang
Title:	Managing Member

Address and fax no. for notices:

140 West 57th Street, Suite 3D
New York, NY 10019
Fax: (212) 582-3659